Exhibit 99.1

FOR RELEASE July 10, 2006

StanCorp Financial Group, Inc. Completes Acquisition of Invesmart

PORTLAND, Ore. — July 10, 2006 — StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) announced today that it has completed the acquisition of Invesmart, Inc., a national retirement financial services firm, and all of its subsidiaries (“Invesmart”). The purchase price was approximately $85 million.

“This acquisition marks an important step forward in our strategy and efforts to grow our Asset Management businesses,” said Eric E. Parsons, chairman, president and chief executive officer. “We are excited about the possibilities this acquisition offers to the retirement plan customers of both organizations.”

Invesmart is headquartered in Pittsburgh, Pennsylvania with local sales and service offices in 20 cities across the United States. The business acquired consists of over 4,000 retirement plans with assets under administration of more than $10 billion.

“Our organizations are similar in many ways — operating with integrity and doing what is right for the plan sponsor and for the participant. Both organizations have an outstanding track record for award-winning customer service,” said Kim W. Ledbetter, senior vice president, Asset Management group of Standard Insurance Company. “We expect our combined product offerings to create the leading solution in each of our target markets.”

The acquisition will give retirement plans customers of StanCorp access to RightPath, Invesmart’s participant-focused approach to traditional defined contribution plans. With RightPath, an investment advisor representative has a candid, face-to-face dialog with participants during the enrollment meeting regarding their retirement financial situation. Additionally, participants receive individualized saving and investing tools and strategies to help them reach their retirement goals.

Invesmart will operate as a subsidiary of StanCorp and will become part of its recently formed Asset Management group. The combined sales organization has a presence in more than 30 cities. StanCorp expects no significant effect on earnings in 2006 and anticipates that the transaction will contribute $0.05 to $0.10 per diluted share to consolidated earnings in 2007.

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its subsidiaries marketed as The Standard — Standard Insurance Company, The Standard Life Insurance Company of New York, StanCorp Investment Advisers, Inc., StanCorp Equities, Inc., StanCorp Trust Company and StanCorp Mortgage Investors, LLC — is a leading provider of financial products and services. The Standard serves approximately 7 million customers nationwide as of December 31, 2005, with group and individual disability insurance, group life and dental insurance, retirement products and services and investment advice. Founded in 1906 as Oregon Life Insurance Company, The Standard is celebrating 100 years of helping people achieve financial security. For more information about The Standard visit www.standard.com. For more information about StanCorp Financial Group, Inc., visit www.stancorpfinancial.com.

About Invesmart

Invesmart, Inc. is a national full-service retirement financial services firm. Invesmart combines one-on-one, personalized service and technology to help financial service intermediaries advise companies of all sizes in establishing and administering retirement plans. Invesmart provides investment advisory services through Invesmart Advisors, Inc. and brokerage services through Invesmart Securities, LLC, member NASD. Invesmart, Invesmart Advisors and Invesmart Securities are wholly owned subsidiaries of Invesmart, Inc., a Delaware corporation. Invesmart Advisors’ relationship as co-fiduciary to the plan and/or to the participant is governed by the terms and provisions of a contractual agreement executed by Invesmart Advisors and the plan sponsor or the participant. Invesmart, Inc. and/or its affiliates do not retain any fund-related reimbursements for any of its investment advisory programs and do not offer any proprietary investments. Invesmart represents over 4,000 retirement plans. Headquartered in Pittsburgh, Pennsylvania, the firm has 20 sales and service locations. Visit Invesmart’s website at www.invesmart.com.

Disclosure

Information in this news release includes certain statements related to projected growth and future events. These statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results in future periods may differ materially from those expressed or implied by such forward-looking statements. See StanCorp’s 2005 annual report on Form 10-K and most recent Form 10-Q filed with the Securities and Exchange Commission for a description of the types of uncertainties and risks that may affect actual results.

##

Contacts

Investor Relations and Financial Media

Jeff Hallin

(971) 321-6127

E-mail: jhallin@standard.com

Corporate Information

Tiana Tozer

(971) 321-7051

E-mail: ttozer@standard.com